Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 14, 2013 (including amendments thereto) with respect to the Common Stock of The First Marblehead Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 14, 2013
MANGROVE PARTNERS MASTER FUND, LTD

	By:	Mangrove Partners the Investment Manager

	By:	/s/ Nathaniel August
		Name:	Nathaniel August
		Title:	Director

THE MANGROVE PARTNERS FUND, L.P.

By:	Mangrove Capital as General Partner

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS FUND (CAYMAN), LTD.

By:	Mangrove Partners the Investment Manager

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE PARTNERS

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

MANGROVE CAPITAL

By:	/s/ Nathaniel August
	Name:	Nathaniel August
	Title:	Director

/s/ Nathaniel August
NATHANIEL AUGUST